UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2014

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Performance Units

On March 14, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Iron Mountain Incorporated (the “Company”) granted Performance Units (“PUs”) to members of the Company’s senior management under the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “2002 SIP”), including the following PUs granted to the Company’s named executive officers (the “2014 PUs”):

William L. Meaney	21,688
Roderick Day	16,626
Harold E. Ebbighausen	16,266
Marc A. Duale	13,555

Each 2014 PU was granted subject to the terms and conditions of the 2002 SIP and a Performance Unit Agreement (the “PU Agreement”); a  form of the PU Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.  The PU Agreement provides that each PU represents the right to receive one full share (a “Share”) of the Company’s Common Stock if the performance goals underlying such PU are satisfied.  The Committee established performance goals for the 2014 PUs based upon a specified revenue target for the year ending December 31, 2016 and a targeted minimum return on invested capital over the same period.  After completion of the performance period, an executive may receive a range between 0% and 200% of the award based on the Company’s performance relative to the targets over the performance period.

CFO Appointment

On March 14, 2014, the Board elected Roderick Day, 49, to serve as Executive Vice President and Chief Financial Officer, effective March 14, 2014.  In such capacity, Mr. Day will also serve as the Company’s principal accounting officer.  There are no arrangements or understandings between Mr. Day and any other persons pursuant to which he was elected as an officer, and Mr. Day has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Day does not have a family relationship with any member of the Board or any executive officer of the Company.

Mr. Day has served as the Company’s acting Chief Financial Officer since November 1, 2013. Further information regarding Mr. Day’s employment background and experience at the Company, including the remaining information required by Items 401(b) and 401(e) of Regulation S-K, is set forth in the Company’s Current Report on Form 8-K dated October 4, 2013, which is incorporated by reference herein.

CFO Employment Arrangements

The Committee has approved the following compensation arrangements for Mr. Day:

Base Salary and Bonus. Mr. Day will receive an annual base salary of £300,000, subject to annual review. Mr. Day will also be eligible to receive an annual performance-based cash bonus of up to 80% of his base salary.  The actual amount of the annual bonus will be determined by the Committee based upon criteria to be established on an annual basis.

Equity Awards. In connection with Mr. Day’s election as Chief Financial Officer, on March 14, 2014, the Committee awarded to Mr. Day the following equity compensation:

•                  Options to acquire 25,057 Shares under the 2002 SIP, which options have an exercise price of $27.665, equal to the fair market value of the common stock on the date of grant, and will vest ratably over three years.

•                  An award of 8,675 Restricted Stock Units, which will vest in three substantially equal installments beginning on March 14, 2015.

•                  An award of 14,458 PUs as described above under “Grant of Performance Units.” The remaining 2,168 of the 16,626 aggregate 2014 PUs granted to Mr. Day and described above were granted in connection with Mr. Day’s role as Senior Vice President and Chief Financial Officer, International as part of the Company’s annual equity grant process for executives.

The stock options, RSUs and PUs awarded to Mr. Day were awarded subject to the terms and conditions of the 2002 SIP, filed previously by the Company with the Securities and Exchange Commission (the “SEC”) and incorporated by reference herein.

Other Benefits.  Mr. Day will be eligible to receive severance benefits substantially similar to The Iron Mountain Companies Severance Plan Severance Program No. 1, which was filed previously by the Company with the SEC and is incorporated by reference herein. In addition, Mr. Day will be eligible for transition related benefits to accommodate his temporary split working location between London and Boston and will be entitled to continued participation in benefit programs generally available to senior executives of the Company in the United Kingdom during a transition period.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

10.1      Form of Performance Unit Agreement pursuant to the Iron Mountain Incorporated 2002 Stock Incentive  Plan (version 21) (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: March 19, 2014